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                                                                  EXHIBIT 10.53


         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR "BLUE SKY" LAWS, AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                               TRUCKBAY.COM, INC.

                             STOCK PURCHASE WARRANT


Date of Issuance: June 21, 1999                       Certificate No. W-1

         FOR VALUE RECEIVED, TruckBay.com, Inc., a Georgia corporation (the "Company"), hereby grants to Dorsey Trailers, Inc., a Delaware corporation, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time on or prior to June 21, 2004 (the "Expiration Date"), up to 4,250,000 shares of Warrant Stock at a price per share of $0.00021 (as adjusted from time to time hereunder, the "Exercise Price"). The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Stock Purchase Warrant (this "Warrant").

         This Warrant is subject to the following provisions:

         Section 1. Definitions. The following terms have meanings set forth below:

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Aggregate Exercise Price" has the meaning set forth in Section 2B(i)
         (d) hereof.

         "Assignment" has the meaning set forth in Section 2B(i)(c) hereof.

         "Common Stock" means, collectively, the Company's Common Stock, par value $.00001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 3B(i) and 3B(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time.

         "Company" has the meaning set forth in the preface hereof.

         "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

         "Date of Issuance" means June 21, 1999.

         "Exercise Agreement" has the meaning set forth in Section 2C hereof.

         "Exercise Price" has the meaning set forth in the preamble hereto.

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         "Exercise Time" has the meaning set forth in Section 2B hereof.

         "Expiration Date" has the meaning set forth in the preamble hereto.

         "GAAP" means United States generally accepted accounting principles.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

         "Liquidating Dividend" has the meaning set forth in Section 4 hereof.

         "Market Price" means, with respect to any security on any date, (x) if such security is quoted on NASDAQ or listed on a national securities exchange, the closing sales price of such security on NASDAQ or a national securities exchange, as applicable, on the last trading day prior to such date, and (y) if such security is not quoted on NASDAQ or listed on a national securities exchange, the fair value per share determined jointly by the Company and the Registered Holder, provided that if the Company and the Registered Holder are unable to reach an agreement within a reasonable period of time, such fair value shall be determined by a recognized investment banking firm jointly selected by the Company and the Registered Holder, whose determination shall be final and binding upon the Company and the Registered Holder (and the fees and expenses of such recognized investment banker shall be paid by the Company).

         "NASDAQ" means National Association of Securities Dealers Automated Quotations National Market System.

         "Options" means any rights, options or warrants to subscribe for or purchase Common Stock or Convertible Securities.

         "Organic Change" has the meaning set forth in Section 3D hereof.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect.

         "Purchase Rights" has the meaning set forth in Section 5 hereof.

         "Purchaser" has the meaning set forth in Section 2B(i)(A) hereof.

         "Sale of the Company" means, whether in a single transaction or in a series of related transactions, (i) a sale of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or (ii) the transfer or other disposition of more than 50% of the outstanding shares of Common Stock or the outstanding equity securities of any of the Company's Subsidiaries (in each case whether accomplished by stock purchase, asset purchase, merger, recapitalization, reorganization or other transaction).

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SEC" means the United States Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof

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         "Subsidiary" means any Person with respect to which the Company (or a
Subsidiary thereof) owns a majority of the capital stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

         "Warrant" has the meaning set forth in the preamble hereto.

         "Warrant Stock" means the Company's Common Stock; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the smallest denomination in which such security is issuable if such security is not issuable in shares.

         Section 2.  Exercise of Warrant.

         2A.      Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance until the Expiration Date.

         2B.      Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (a) a completed Exercise Agreement, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                           (b)      this Warrant;

                           (c) if this Warrant is not registered in the name of the Purchaser, an assignment (an "Assignment") in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof, and

                           (d) a check or wire transfer payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price").

                  (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not been exercised and shall, within such five-business day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all Liens with respect to the issuance thereof

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                  (v)      The Company shall not close its books against the
         transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (vi) The Company and the Registered Holder or Purchaser, as applicable, shall use their best efforts to make any filings with any governmental body, NASDAQ or any stock exchange in which the Warrant Stock is listed or obtain any approvals of any governmental body, NASDAQ, any stock exchange in which the Warrant Stock is listed or the shareholders of the Company (including those in connection with the HSR Act) required prior to or in connection with any exercise of this Warrant within a reasonable period of time. The costs and expenses (including reasonable attorneys fees) associated with any filing or approval required (including those in connection with the HSR Act) shall be paid by the Company.

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering or the Sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the Public Offering or the Sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                  (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Warrant Stock as are issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

         2C. Exercise Agreement. Upon any exercise of this Warrant, the exercise agreement (the "Exercise Agreement") shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         Section 3. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this
Section 3, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

         3A. Adjustment of Shares of Warrant Stock Upon Issuance of Common Stock. If and whenever the Company issues or sells, or in accordance with
Section 3B is deemed to have issued or sold (the "Sale"), any shares of Common Stock (other than up to 1,000 shares (as such number may be adjusted pursuant to any split, dividend, recapitalization or otherwise) of Common Stock issued to Donald A. Orr upon the exercise of a stock option grant approved by the board of directors of the Company) for consideration per share of less than $0.14 (as such number may be adjusted pursuant to any split, dividend, recapitalization or otherwise), then immediately upon the Sale the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted to equal the number determined by multiplying the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to the Sale by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the Sale plus the number of shares of Common Stock issued or sold or deemed to be issued or sold in the Sale, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Sale plus the number of

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shares of Common Stock which the aggregate consideration for the total number of shares of Common Stock issued or sold or deemed to be issued or sold in the Sale would purchase at a purchase price equal to $0.14 per share.

         3B. Effect of Certain Events. For purposes of determining the adjustment of shares of Warrant Stock under Section 3A, the following shall be applicable:

                  (i) Issuance of Options. If the Company in any manner grants or sells any Options for the purchase of shares of Common Stock or any Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time. For purposes of this Section 3B(i) and Section 3A, the price per share for which shares of Common Stock are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable into Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at such time. For the purposes of this Section 3B(ii) and Section 3A, the price per share for which shares of Common Stock are issuable upon conversion or exchange thereof is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the adjustment required by Section 3A shall be calculated and the number of shares of Warrant Stock shall be adjusted as provided therein.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the number of shares of Warrant Stock acquirable hereunder shall be adjusted immediately to the number of shares of Warrant Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) Calculation of Consideration Received. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as

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the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a recognized investment banking firm jointly selected by the Company and the Registered Holder. The determination of such recognized investment banker shall be final and binding on the Company and the Registered Holder of this Warrant, and the fees and expenses of such recognized investment banker shall be paid by the Company.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of shares of Common Stock.

                  (viii) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         3C. Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

         3D. Reorganization, Reclassification, Consolidation, Merger or Sale. Except as provided in Section 9, any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of shares of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) to insure that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) with respect to the Registered Holders' rights and interests to insure that the provisions of this
Section 3 and Sections 4 and 5 hereof shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder), the obligation to deliver to the Registered Holder such shares of Warrant Stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         3E. Dissolution, Liquidation or Winding Up. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Registered Holder shall, upon exercise of this

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Warrant have the right to receive, in lieu of the shares of Warrant Stock that the Registered Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Registered Holder upon any such dissolution, liquidation or winding up with respect to such shares of Warrant Stock had the Registered Holder been the holder of record of such shares of Warrant Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Warrant Stock receivable upon exercise of this Warrant, the Registered Holder may, at the Registered Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Registered Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Registered Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Warrant Stock receivable upon exercise of this Warrant from the amount payable to the Registered Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Company and distribution of the proceeds thereof to the Company's members shall be deemed a liquidation.

         3F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 3.

         3G. Notices.

                  (i) Immediately upon any adjustment of the Exercise Price or the number of shares of Warrant Stock obtainable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered
Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, Sale of the Company, dissolution or liquidation.

                  (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any issuance or sale of shares of Common Stock, Options or Convertible Securities will be consummated or on which any Organic Change, dissolution or liquidation shall take place.

         Section 4. Liquidating Dividends. If the Company declares or pays a dividend upon the shares of Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with GAAP) except for a dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder of the Warrant Stock (after netting out the Aggregate Exercise Price) had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of shares of Common Stock entitled to such dividends are to be determined.

         Section 5. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares of Common Stock, Warrants, securities or other property pro rata to the record holders of shares of Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if the Registered Holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which

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the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 6. Preemptive Rights. If and whenever the Company proposes to issue or sell shares of Common Stock or Options or any Convertible Securities, in addition to any adjustment which the Registered Holder may be entitled to receive from the Company under Section 3A, the Registered Holder shall have the right to acquire whatever portion of the shares of Common Stock or Options or Convertible Securities necessary for such Registered Holder to maintain the same percentage equity interest in the Company, on a fully diluted basis, as such Registered Holder had prior to the issuance or sale of such shares of Common Stock, Options or Convertible Securities. The Registered Holder's purchase in such issuance or sale shall be on the same terms and conditions as those applicable to the purchaser given the most favorable terms and conditions by the Company. The rights contained in this Section 6 shall terminate and be of no further force or effect immediately prior to the closing of a Public Offering.

         Section 7. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a member of the Company; provided, that the Registered Holder or Registered Holders of this Warrant or any Warrant representing more than 50 percent of the purchase rights hereunder shall have the right to designate one member of the Board of Directors of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a shareholder of the Company. The rights contained in this Section 7 shall terminate and be of no further force or effect immediately prior to the closing of a Public Offering.

         Section 8. Warrant Transferable. Subject to federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the address of the Company set forth in Section 12.

         Section 9. Sale of the Company. Notwithstanding anything herein the contrary, prior to the consummation of a Sale of the Company, the Registered Holder shall be given the option, in its sole discretion, to either (x) exercise this Warrant prior to the consummation of the Sale of the Company and participate in such sale as a holder of such class of Common Stock, or (y) upon the consummation of the Sale of the Company, receive in exchange for this Warrant consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by holders of such class of Common Stock in connection with the Sale less the Exercise Price by (2) the number of shares of Warrant Stock represented by this Warrant.

         Section 10. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the address of the Company set forth in Section 12, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. Each holder of a new Warrant shall have the rights and privileges of the Registered Holder of this Warrant as provided herein.

         Section 11. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is Dorsey Trailers, Inc. or any of its Affiliates, then its own agreement shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 12. Notices. Any notice provided for in this Warrant shall be in writing and shall be either personally delivered, or sent via facsimile, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to such Person as follows:

         if to the Company:

                  TruckBay.com, Inc.
                  --------------------------------

                  --------------------------------

                  FAX:
                      ----------------------------
                  Attention:
                            ----------------------
                  with a copy to:

                  Kilpatrick Stockton, LLP
                  1100 Peachtree Street
                  Suite 2800
                  Atlanta, GA  30309-4530
                  FAX:
                      ----------------------------

                  Attention:  Larry Ledbetter, Esq.

         if to the Registered Holder:

                  Dorsey Trailers, Inc.
                  One Paces West, Suite 1700
                  2727 Paces Ferry Road
                  Atlanta, GA  30339
                  FAX:  770-438-8190
                  Attention:  Marilyn R. Marks

                  with a copy to:

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, GA  30309-3424
                  FAX:   404-881-4777
                  Attention:  Alexander W. Patterson, Esq.

or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent via facsimile (against receipt therefor), five business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

         Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

         Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of Georgia shall govern the construction, validity, enforcement and interpretation of this Warrant, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Georgia.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof


                                   TRUCKBAY.COM, INC.


                                   By:
                                      --------------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------

                                                     [Seal]

                                      Attest:
                                             -------------------------------



ACKNOWLEDGED AND AGREED TO
AS OF THE DATE OF ISSUANCE:

DORSEY TRAILERS, INC.



By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                                                      EXHIBIT I


                               EXERCISE AGREEMENT

Dated:
      -----------

         The undersigned, pursuant to the provisions set forth in the attached Stock Purchase Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ____ shares of the Warrant Stock covered by such Stock Purchase Warrant and makes payment herewith in full therefor at the price per share provided by such Stock Purchase Warrant. A certificate for such shares of Warrant Stock shall be made in the name of ___________________________, and shall be mailed to the following address: ______________________________. [A NEW STOCK PURCHASE WARRANT FOR THE UNEXERCISED PORTION OF THE RIGHTS UNDER THE ATTACHED STOCK PURCHASE WARRANT SHALL BE ISSUED IN THE NAME OF __________________________, AND SHALL BE MAILED TO THE FOLLOWING ADDRESS:
____________________________.]


                     Name of Registered Holder:
                                               -----------------------------
                     Signature:
                               ---------------------------------------------
                     Name:
                          --------------------------------------------------
                     Title:
                           -------------------------------------------------

                                                                     EXHIBIT II

                                   ASSIGNMENT

Dated:
      -----------

         FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Stock Purchase Warrant (Certificate No. W-______) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee          Address                 No. of Shares




                           Name of Assignor:
                                            ----------------------------------
                           Signature:
                                     -----------------------------------------
                           Name:
                                ----------------------------------------------
                           Title:
                                 ---------------------------------------------